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U S WEST, Inc.
Suite 480
7800 East Orchard Road
Englewood, Colorado 80111
(303) 793-6626
Stephen E. Brilz
Senior Attorney


                                   October 31, 1995



U S WEST, Inc.
7800 East Orchard Road
Englewood, Colorado 80111

          Re:  Public Offering of Debt Securities

          I have examined Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File Nos. 33-50049 and 33-19226) filed contemporaneously herewith (the "Registration Statement") by U S WEST, Inc., a Delaware corporation ("U S WEST"), and U S WEST Capital Funding, Inc., a Colorado corporation ("Capital Funding" and, together with U S WEST, the "Registrants"), with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of debt securities of Capital Funding guaranteed by U S WEST (the "Debt Securities"). I have examined U S WEST's certificate of incorporation and bylaws, as amended, Capital Funding's articles of incorporation and bylaws, as amended, the form of indenture by and among U S WEST, Inc., a Colorado corporation, Capital Funding and First National Bank of Santa Fe, as Trustee (the "Trustee"), under which any Debt Securities are to be issued, as proposed to be amended by the form of First Supplemental Indenture to such indenture between U S WEST and the Trustee (as amended, the "Indenture"), and such other documents, certificates and matters of fact as I have deemed necessary for purposes of this opinion. I am familiar with the proceedings taken and proposed to be taken by the Registrants in connection with the proposed authorization, issue and sale of the Debt Securities.

          I am also familiar with the proposed opinion of legal counsel qualified to practice in New York concerning the validity, legality and binding effect of any Debt


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Securities under New York law, upon which opinion I will
rely, at such time as Debt Securities are issued in connection with the Registration Statement.

          Based upon the foregoing, and in reliance thereon, it is my opinion that, subject to the receipt of payment for the Debt Securities and subject to the terms of the Debt Securities being otherwise in compliance with then applicable law, when the Debt Securities have been duly authorized, executed, authenticated, if necessary, and delivered in accordance with the terms of the applicable resolutions of the respective Boards of Directors of the Registrants, and any legally required consents, approvals, authorizations, and other orders of the Commission or any other judicial or regulatory authorities to be obtained, and, to the extent applicable, the certificate of incorporation and bylaws of U S WEST, the articles of incorporation and bylaws of Capital Funding and the Indenture, the Debt Securities will constitute legally issued and binding obligations of U S WEST and/or Capital Funding, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption "Legal
Opinions" in the Prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              /s/ Stephen E. Brilz

                              Stephen E. Brilz

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